Investor Presentation November 2021 High Growth: Organic Growth due to High Margin and Low G&A External Growth due to Platform Value Creation Low Execution Risk Low Leverage

A Breath of Fresh AIR... a differentiated approach to multi-family (1) Peers defined as AVB, CPT, EQR, ESS, MAA, and UDR. Coastal peers exclude CPT and MAA. Transparent 97% of 2021 FFO is derived from netting three line-items: Property NOI, G&A, and Interest Expense Efficient Peer-leading(1) cost control: 13 years of negative growth in controllable operating expenses Peer leading NOI margins of 71.5% Peer-leading G&A costs of 15 basis points of gross asset value (“GAV”) Peer-leading conversion of Same Store Revenue to Cash Flow from Operations of 65% Effective Five-year NOI growth rate expected to be 500 basis points above peer average 1,100 basis points better than average of AVB, EQR, ESS, and UDR Limited Risk Only invests in stabilized properties No entitlement, construction, lease-up or supply chain risks, no need to replace maturing loans Low Levered Expected leverage: ebitda = 5.3:1 Peer-leading low interest rates Active Board Accomplished, engaged, diverse, refreshed with an average tenure of three years Tax Advantaged Tax basis refreshed by Separation reduced gain on $1.7 billion of dispositions by $1.0 billion No special dividends required to distribute taxable income

PRELIMINARY 2022 OUTLOOK – Base case up 10%; Up 12% with acquisitions (1) 2021 Pro Forma FFO $2.14 Same Store Portfolio 0.28 Revenue growth 9.3% (2) Expense growth 2.4% (2)(3) NOI 12.0%(2)(4) Contribution from Acquisitions (5) 0.10 Dilution from Sales (6) (0.44) Lower Interest Expense (7) 0.31 Lower Property Management & G&A Costs (8) 0.01 Higher Lease Income (9) 0.01 Lower Interest Income & Other (10) (0.05) 2022 Outlook Pro Forma FFO $2.36 2022 Outlook Pro Forma with Acquisitions (11) $2.40

PRELIMINARY 2022 OUTLOOK – Basis for Expectations at the midpoint This preliminary outlook represents the midpoint of AIR’s current expectations. Please see page 5 for assumptions regarding Same Store revenue, expense, and NOI expectations. Please see pages 6 and 7 for additional context. Please see pages 8-11 for additional context. Expected year-over-year incremental contributions from 2021 acquisitions. See pages 12-14 for examples of value creation for properties added to the AIR operating platform. Property NOI lost from $1.7 billion of 2021 dispositions, largely offset by interest savings from $1.1 billion reduction in leverage, refinancing of other debt, and contribution from 2021 acquisitions. Please see pages 15-17 for information regarding AIR leverage relative to peers. Please see page 18 for a comparison of AIR’s cost structure relative to peers. Lease income is expected to increase in 2022 due to addition of two leases. Interest income declines by $0.03 year-over-year due to 2021 maturity of AIR’s “B-piece” from “old Aimco” debt securitization. Contribution from $600 million of 2022 acquisitions: $380 million during 1Q funded with borrowing using capacity created by 2021 dispositions $220 million during 1H funded with paired trades The preliminary 2022 outlook presented herein provides a reasonable expectation based on what we know now, including the midpoint of 2021 Same Store guidance. As is practice, AIR will provide 2022 guidance early in 2022. This guidance may well differ from these estimates due to external events such as changes in interest rates, incremental government intervention related to the pandemic, changes in the economy, or other factors.

PRELIMINARY 2022 OUTLOOK: Same Store NOI UP 12.0% at the midpoint Represents expectations for 2022 market rate growth, bad debt recovery, and other ancillary revenue items. Controllable operating expenses expected to be flat at the mid-point. Net utilities, insurance, and taxes are expected to grow by 430 to 510 basis points. +7.6% - 11.0% Earn-in of 2021 Lease Rates +2.2% +1.0% Anticipated Occupancy Uplift Other Factors (1) +0.6% - 4.0% Earn-in of current Market rates +3.8% Revenue Growth +7.6% - 11.0% Total Expenses (2) +2.0% - 2.8% NOI Growth +9.5% - 14.5%

Peer-leading cost control: AIR reduced controllable operating expenses at a 13-year CAGR of 10 basis points (1) (1) COE defined as total expenses less taxes, insurance, and utilities. Based on reported full year expenses for 2017-2020 and 3Q21 YTD expenses.

Total Same Store Expenses (1) (1) Per SNL Financial for as reported same store revenue growth 2017-2020. 2021 same store revenue guidance as of 3Q 2021 per company filings.

peer-leading property NOI margin for 17 consecutive quarters (1) (1) Per company filings.

AIR’s margin out-performance translates to NOI (1) Growth 500 basis points above peer average (1) Per SNL Financial for as reported same store NOI growth 2017-2020. 2021 same store NOI guidance as of 3Q 2021 per company filings. For the three years ending 12/31/2019 AIR NOI growth outperformed the cumulative peer average by 240 basis points and was best among the group. During the pandemic, AIR NOI proved far more resilient than Coastal peers.

2016-2022 Same Store NOI compared to peers (1) (1) Based on reported same store NOI growth 2017-2020 and same store NOI guidance for 2021. AIR 2022 projections based on company projections as outlined herein. Peer 2022 estimates per Green Street - October 10, 2021.

Peers on average need 11% higher same store revenue to equal AIR’s cash flow from operations (1) Please reference page 20 for a full summary of the computation of Same Store Revenue Conversion to Cash Flow from Operations. Same store NOI margins less G&A costs = Conversion of Same Store Property Revenue to Cash Flow from Operations

AIR Platform Value Creation results when properties are first added to the AIR Platform NOI growth rates exceed market growth rates by 10% to 15% during the first two to four years, before reversion to long-term trend. This initial outperformance increases long-term IRRs from 6% to 9%. In 2018, AIR acquired Bent Tree and four properties in Philadelphia, investing $468 million. In the two years following acquisition, NOI growth, net of the cost of capital to fund capital improvements, outperformed market growth by 11% annually. In 2021, AIR also acquired five properties, investing $750 million. During the next two years, NOI growth, net of the cost of capital to fund capital improvements, is expected to outperform market growth by 16% annually.

Platform Value results when property NOI growth rates exceed the market growth rates when added to the AIR property management platform (1) The total weighted average compound annual NOI growth for the acquisitions included in this analysis would be 21% before netting the cost of capital to fund capital improvements. (2) Market NOI growth rate per Costar. (3) Market NOI Growth estimates for City Center and DC portfolio based on Green Street Apartment Market Snapshot 2022-2025 projected NOI growth estimates. (City Center - June 2021; DC Portfolio - September 2021). (2) (2) (3) (3) (1)

External growth funded through capital recycling % of Portfolio NOI Growth IRR Stabilized Communities 85% 3.2% 6.0% Platform Value Creation Portfolio 15% 15.0% 15.0% Total Portfolio 100% 5.0% 8.0% On a run rate basis, if AIR recycles 5% of its portfolio annually in platform value creation properties, NOI growth increases 180 basis points and IRRs are improved by 200 basis points.

AIR leverage will be below peer average As of 3Q 2021 per company filings. Leverage to EBITDA (1)

AIR’s net cost of debt is peer-leading Peer data per company filings. AIR net cost of debt adjusted for planned payoffs. AIR’s cost of debt is currently reduced by a $534 million note receivable from Aimco. AIR intends to use the proceeds from the note repayment to reduce leverage. Adjusted for repayment of the note, AIR’s cost of debt is expected to be ~2.5% with a weighted average maturity of 7.6 years. Cost of Debt (1) (2)

Interest expense for peers computed based on leverage and weighted average cost of debt as reported in 3Q 2021 company filings. AIR net interest expense as computed based on expected year-end balances and estimated weighted average net cost. Same Store NOI for peers computed based on full year 2020 Same Store NOI grown at mid-point of full year guidance per 3Q 2021 company filings. AIR’s interest expense as a percentage of Same Store NOI is currently reduced by interest earned on the note receivable from Aimco. Adjusted for repayment of the note, AIR estimates its interest expense as a percentage of Same Store NOI would be 14%. Interest Expense % of Same Store NOI (1)(2) There are certain limitations when comparing the percentage of interest expense to various measures of cash flow among the peer group, among them: AIR has income streams in addition to Same Store NOI, such as lease income and NOI from its acquisition properties. Peers also have income streams in addition to Same Store NOI, such as development, mezzanine lending programs, and condominium sales. Utilizing Same Store NOI provides a rough, but the most readily available, basis for comparison of the relative importance of interest expense given that the same store portfolio represents the largest part of each peers’ business. (3)

Air’s efficient G&A structure Increases shareholder returns Peer data per Green Street. AIR G&A as a percentage of GAV is presented as calculated utilizing the methodology outlined on page 21. This methodology differs from Green Street, which estimates AIR G&A at 11 bps of GAV. G&A as Percentage of GAV (1) (2) Large Cap MF REIT Average 20 basis points AIR measures G&A efficiency by dividing G&A costs by Gross Asset Value (“GAV”). AIR’s target is 15 basis points or below. Compensation earned by the CEO will be subordinated, if necessary, to meet this metric.

Definitions and Supporting Calculations

Calculation of Same Store Revenue Conversion to Cash Flow (1)   AIR ESS UDR AVB EQR MAA CPT Same Store Revenue 469,682 957,908 847,552 1,520,420 1,758,176 1,258,355 733,785 Same Store NOI 335,694 661,106 580,472 1,010,355 1,145,471 779,194 461,350 Same Store Net Operating Margin 71% 69% 68% 66% 65% 62% 63% Property Management (Net) -17,844 -20,413 -23,211 -74,092 -74,357 -40,522 -14,793 General & Administrative -12,392 -34,746 -43,673 -53,130 -43,102 -38,763 -44,428 Revenue Converted to Cash Flow 305,458 605,947 513,588 883,133 1,028,012 699,909 402,129 Same Store Revenue Conversion % 65% 63% 61% 58% 58% 56% 55% 3Q YTD financials as reported in company filings.

AIR | COMMUNITIES
THE MOST EFFICIENT AND MOST EFFECTIVE WAY TO ALLOCATE CAPITAL TO MULTI-FAMILY REAL ESTATE

AIR DEFINITION OF G&A AND GAV

One of AIR's strategic objectives is to provide an efficient cost structure as measured by G&A as a percentage of assets. AIR's target is 15 bps points or below. AIR intends to routinely track and report on this metric. Additionally, compensation earned by the CEO will be subordinated if necessary to meet this metric.

Determination of GAV: For any calendar year, AIR intends to use a weighted average of quarterly estimates. Acquisitions and dispositions are included in the determination of GAV in the period the transaction occurs.

Determination of G&A expenses:

- All costs that are reported as G&A costs in our GAAP income statement.
- Property management costs in excess of 3% of Property Revenues; eliminating any distortion from allocation of costs.
- Asset Management fees earned from joint ventures serve to reduce G&A costs. Asset Management fees are paid by joint venture partners in reimbursement of G&A services provided by AIR.

Comparison to Green Street

- Green Street also regularly tracks and reports on this metric. Using GSA's methodology, AIR's G&A as percentage of assets is 11bps.
- Green Street's determination of G&A expense differs from AIR's method. Green Street estimates G&A expenses based on a forward 12-month estimate. This estimate is based on company provided guidance, historical trends, and their judgment.
- AIR's calculation is based on current year expectations.
- It is important to note that both AIR and Green Street include, within G&A, Property Management costs in excess of 3% of revenues.
- In computing GAV, AIR uses a weighted average of quarterly estimates. Acquisitions and dispositions are reflected in GAV in the period the transaction occurs.
- Green Street uses a spot estimate based on their current GAV estimate.

	2021
G&A Expenses, before asset management income	(25,400,000)
Reclassification of costs previously included in "other expense" and non-real estate depreciation (1)	(2,110,000)
	(27,510,000)
Estimated 2021 asset management income	4,500,000
Reimbursed by Aimco	5,800,000
	(17,210,000)
Estimated Property Management expenses in excess of property management income	(3,500,000)
	(20,710,000)
Estimated costs in excess of 15 basis points (2)	1,200,000
	(19,510,000)
Estimated average GAV (3)	13,000,000,000
G&A as a % of average GAV	0.15%

(1) AIR has determined that certain costs previously included in "other expenses" and "non-real estate depreciation" in supplemental schedule 2 to our earnings release are more appropriately considered as G&A expenses, and as such will be including these costs in G&A in future reporting periods.

(2) CEO has agreed to subordinate compensation to achieve G&A of 15 basis points.

(3) Amount is based on AIR's current estimate of quarterly GAV. Year-end GAV has been reduced to reflect the $1.7 billion of estimated 4Q 2021 dispositions. Green Street's estimated GAV, adjusted for dispositions is $12.9 billion.

21

Forward-looking Statements/ Non-GAAP Measures This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2021 and 2022 results, including but not limited to: Pro forma FFO and selected components thereof; AIR’s ability to maintain current or meet projected occupancy, rental rate, and property operating results; operating performance of acquisition communities; expectations regarding dispositions and the use of proceeds thereof; expectations regarding acquisitions; and liquidity and leverage metrics. We caution investors not to place undue reliance on any such forward-looking statements. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to, those described from time to time in filings by AIR with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in Item 1A of AIR’s Annual Report on Form 10-K for the year ended December 31, 2020, and the “Risk Factors” section of registration statements filed with the Securities and Exchange Commission. Readers should carefully review AIRs financial statements and the notes thereto, as well as the documents AIR files from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and AIR assumes no obligation to revise or update them to reflect future events or circumstances.